UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 7, 2011, PerkinElmer, Inc. (the “Company”) completed its acquisition of Caliper Life Sciences, Inc. (“Caliper”) pursuant to the Agreement and Plan of Merger, dated as of September 7, 2011 (the “Merger Agreement”), by and among the Company, PerkinElmer Hopkinton Co., an indirect wholly owned subsidiary of the Company (“the “Merger Sub”) and Caliper. On September 7, 2011, in accordance with the Merger Agreement and Delaware General Corporation Law, the Merger Sub merged with and into Caliper, and Caliper became a wholly owned subsidiary of the Company (the “Merger”).

In connection with the consummation of the Merger, each share of Caliper common stock issued and outstanding immediately prior to the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $10.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). In addition, (i) each of Caliper’s stock options outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was cancelled in exchange for the right to receive a cash amount equal to the excess, if any, of the aggregate Merger Consideration for the shares subject to such stock option above the aggregate exercise price of such option and (ii) each of Caliper’s unvested restricted stock units outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive a cash amount equal to the Merger Consideration multiplied by the number of shares of Caliper’s common stock that are subject to the restricted stock unit.

As a result of the Merger, the Company acquired 100% of the outstanding voting securities of Caliper for a total net purchase price of approximately $600 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 7, 2011, the Company issued a press release announcing the completion of the acquisition of Caliper, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: November 7, 2011	/s/ Joel S. Goldberg
Joel S. Goldberg Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 7, 2011, by and among PerkinElmer, Inc., PerkinElmer Hopkinton Co. and Caliper Life Sciences, Inc. (incorporated by reference to Exhibit 2.1 to PerkinElmer, Inc.’s Current Report on Form 8-K filed on September 13, 2011)

99.1	Press Release issued by PerkinElmer, Inc. on November 7, 2011